                                                                Exhibit 99.1


Applied Digital Solutions Reports First Quarter 2004 Results

Wednesday May 5, 8:00 am ET

First Quarter Results Yield Revenue Growth of 7.2% and Net Income of $0.03 Per Share


PALM BEACH, Fla.--(BUSINESS WIRE)--May 5, 2004--Applied Digital Solutions, Inc. (Nasdaq: ADSX - News), an advanced technology development company, today released its financial results for the first-quarter ended March 31, 2004. The Company's consolidated financial results include the financial condition, operating results and cash flows of its majority-owned subsidiaries, Digital Angel Corporation (AMEX: DOC - News), and InfoTech USA, Inc. (OTC: IFTH - News).

Revenue for the first quarter of 2004 was $26.9 million, a 7.2% increase from the $25.1 million in revenue in the first quarter of 2003. The increase in comparative quarterly revenue was attributable to an increase in revenue from InfoTech USA, Inc., as well as the Company's wholly-owned subsidiary Government Telecommunications, Inc.

Net Income for the first quarter of 2004 was $1.5 million, or $0.03 per share, compared to a net loss of ($26.9 million), or ($0.95) per share in the first quarter of 2003. Included in the results for the first quarter of 2003 was a non-recurring non-cash charge in the amount of $22.0 million.

"In 2003, we emphasized elimination of debt, balance sheet strengthening and building a 'foundation'. This initial phase was completed with our recent reverse stock split that right-sized our capital structure for future growth. With the first quarter results, it is clear that the accomplishments of the past year have positioned Applied Digital for success and value-building moving forward," said Scott R. Silverman, Applied Digital's Chairman and Chief Executive Officer. "In addition to our EPS of $0.03, the Company now has approximately $14 million of cash on hand and no debt at the parent level. VeriChip opportunities continue to strengthen as evidenced by the recent announcements with FN Manufacturing and the clinical studies in Italy. We believe that the FDA is in the final review of our 510k application for the medical applications of VeriChip. Since there is no 'predicate device' for VeriChip, we expect to move to a 'de novo' (new product) review process that should take no longer than 60 days." Some of the highlights of the first quarter included:

Progress in livestock-tracking opportunities. Digital Angel Corporation announced that it will begin marketing a broad range of radio-frequency identification (RFID) cattle-tracking system products in Canada under its distribution arrangement with Compass Animal Health Inc.

Growing VeriChip distribution. VeriChip Corporation has awarded the exclusive rights to distribute VeriChip in three states, including Florida, Georgia and Tennessee. The company has also awarded territories to distributors in Puerto Rico and Central America. The distributors have collectively agreed to quotas (to retain their exclusivity) to purchase

66,763 VeriChips and 4,945 scanners over the terms of the agreements. Each of the distributor's plans call for using VeriChip for security-related and emergency identification applications.

Significant government telecommunications contract work. Government Telecommunications, Inc. is on schedule to complete telecommunications network upgrades at United States Postal Service (USPS) mail processing facilities under a $15 million contract. The project is expected to be completed in May, when a total of 62 USPS sites will have been upgraded in less than 1 year.

Strengthened balance sheet. The Company ended the first quarter with $10.3 million in cash and restricted cash. Subsequent to the end of the first quarter, the Company completed a private placement with Satellite Asset Management, raising a total of $5.5 million.

The Company will hold a conference call today at 8:30 a.m. ET. Scott R. Silverman, Chief Executive Officer, Evan McKeown, Chief Financial Officer and Michael Krawitz, Executive Vice President and General Counsel will host the call. Interested participants should call 800-472-8309 when calling within the United States or 706-643-9561 when calling internationally. Please reference Conference I.D. Number 7044579. There will be a playback available until midnight, May 19, 2004. To listen to the playback, please call 800-642-1687 when calling within the United States or 706-645-9291 when calling internationally. Please use pass code 7044579 for the replay. The call will also be webcast. The webcast will be available on the Company's web site at www.adsx.com.

About Applied Digital Solutions, Inc.
Applied Digital Solutions is an advanced technology development company that focuses on a range of early warning alert, miniaturized power sources and security monitoring systems combined with the comprehensive data management services required to support them. Through its Advanced Wireless unit, the Company specializes in security-related data collection, value-added data intelligence and complex data delivery systems for a wide variety of end users including commercial operations, government agencies and consumers. For more information, visit the company's web site at http://www.adsx.com.

           APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                   (In thousands, except par value)

                                   Assets

                                              March 31,  December 31,
                                                   2004          2003
                                              ------------------------
Current Assets                               (unaudited)
 Cash and cash equivalents                       $9,515       $10,161
 Restricted cash                                    785           765
 Accounts receivable and unbilled receivables
  (net of allowance for doubtful accounts of
  $810 in 2004 and $1,035 in 2003)               15,764        14,531
 Inventories                                     10,208         9,490
 Notes receivable                                 1,245         1,658
 Other current assets                             2,836         2,803
----------------------------------------------------------------------
Total Current Assets                             40,353        39,408

Property And Equipment, net                       9,169         9,365

Notes Receivable, net                               318           504

Goodwill, net                                    66,692        63,331

Other Assets, net                                 6,698         1,654
----------------------------------------------------------------------

                                               $123,230      $114,262

======================================================================

                 Liabilities and Stockholders' Equity

Current Liabilities
 Notes payable and current maturities of
  long-term debt                                 $7,324        $6,136
 Accounts payable                                14,407        13,710
 Other accrued expenses                          21,262        22,616
 Put accrual                                        200           200
 Net liabilities of Discontinued Operations       5,701         9,545
----------------------------------------------------------------------
Total Current Liabilities                        48,894        52,207

Long-Term Debt and Notes Payable                  2,549         2,860

Other Long-Term Liabilities                       3,166         3,430
----------------------------------------------------------------------

Total Liabilities                                54,609        58,497
----------------------------------------------------------------------

Commitments And Contingencies                         -             -
----------------------------------------------------------------------

Minority Interest                                31,761        23,029
----------------------------------------------------------------------

Stockholders' Equity
 Preferred shares: Authorized 5,000 shares in
  2004 and 2003 of $10 par value; special
  voting, no shares issued or outstanding in
  2004 and 2003, Class B voting, no shares
  issued or outstanding in 2004 and 2003              -             -
 Common shares: Authorized 125,000 shares in
  2004 and 2003, of $.01 par value; 50,571
  shares issued and 49,028 shares outstanding
  in 2004 and 41,220 shares issued and 41,126
  shares outstanding in 2003                        506           412
 Common and preferred additional paid-in
  capital                                       449,217       443,099
 Accumulated deficit                           (412,447)     (413,923)
 Common stock warrants                            5,650         5,650
 Treasury stock (carried at cost, 1,543 shares
  in 2004 and 94 in 2003)                        (5,690)       (1,777)
 Accumulated other comprehensive income             227           206
 Notes received from shares issued                 (603)         (931)
----------------------------------------------------------------------
Total Stockholders' Equity                       36,860        32,736
----------------------------------------------------------------------

                                               $123,230      $114,262
======================================================================

           APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                                 (Unaudited)
                                                 For The Three Months
                                                    Ended March 31,
                                                 --------------------
                                                    2004      2003
                                                 --------------------
Product revenue                                  $23,203   $21,023
Service revenue                                    3,655     4,083
----------------------------------------------------------------------
Total revenue                                     26,858    25,106

Cost of products sold                             16,806    14,328
Cost of services sold                              1,860     1,965
----------------------------------------------------------------------

Gross profit                                       8,192     8,813

Selling, general and administrative expense        8,604    29,468
Research and development                             925     1,201
Depreciation and amortization                        539       470
Interest and other income                           (466)     (220)
Interest expense                                    (310)    4,631
----------------------------------------------------------------------

Loss from continuing operations before taxes,
 minority interest and (gain) loss attributable
 to capital transactions of subsidiary            (1,100)  (26,737)

Provision (benefit) for income taxes                  92      (192)
----------------------------------------------------------------------

Loss from continuing operations before minority
 interest and (gain) loss attributable to capital
 transactions of subsidiary                       (1,192)  (26,545)

Minority interest                                   (379)     (139)

Net loss on capital transactions of subsidiary     1,963       171

(Gain) loss attributable to changes in minority
 interest as a result of capital transactions of
 subsidiary                                       (2,150)      206
----------------------------------------------------------------------

Loss from continuing operations                     (626)  (26,783)

Change in estimate on loss on disposal of
 discontinued operations and operating losses
 during the phase out period                       2,102      (157)
----------------------------------------------------------------------

 Net income (loss)                                $1,476  $(26,940)
======================================================================


Income (loss) per common share - basic
  Income (loss) from continuing operations        $(0.01)   $(0.95)
  Income (loss) from discontinued operations        0.04         -
----------------------------------------------------------------------

Net income (loss) per common share - basic         $0.03    $(0.95)
======================================================================


Income (loss) per common share - diluted
  Income (loss) from continuing operations        $(0.01)   $(0.95)
  Income (loss) from discontinued operations        0.04         -
----------------------------------------------------------------------

Net income (loss) per common share - diluted       $0.03    $(0.95)
======================================================================


Weighted average number of common shares
 outstanding - basic                              48,580    28,233

Weighted average number of common shares
 outstanding - diluted                            48,580    28,233
======================================================================

----------------------------------------------------------------------------
Contact:
CEOcast, Inc.
Ken Sgro, 212-732-4300
kensgro@ceocast.com
----------------------------------------------------------------------------
Source: Applied Digital Solutions, Inc.